UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BANK FIRST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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402 N. 8th Street

P.O. Box 10

Manitowoc, Wisconsin 54221-0010

(920) 652-3100

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED APRIL 15, 2020

AND

NOTICE OF CHANGE OF LOCATION OF THE ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2020

This supplement (“Supplement”) amends and supplements the Notice of Annual Meeting of Shareholders and Proxy Statement of Bank First Corporation (“Bank First” or the “Company”), dated April 15, 2020 (the “Proxy Statement”), furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for Bank First’s Annual Meeting of Shareholders to be held on Monday, June 8, 2020, or any postponement or adjournment thereof. This Supplement is being filed with the Securities and Exchange Commission (“SEC”) and is being made available to shareholders on or about May 19, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Change of Location of the Annual Meeting

Due to the public health impact of COVID-19 and our continuing concern for the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) has been changed. The meeting will no longer be held in-person, but will be held in an online-only virtual format. The previously announced date and time of the Annual Meeting, Monday, June 8, 2020 at 4:00 p.m., Central Daylight Time, has not changed.

This change does not affect your ability to vote in advance of the Annual Meeting using one of the methods set forth in the Proxy Statement. We encourage all shareholders to vote their shares as soon as possible to ensure a quorum at the Meeting. All holders of record of outstanding shares of Bank First Corporation common stock as of March 30, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting.

A list of shareholders of record will be available on the meeting website during the Annual Meeting for inspection by shareholders for any legally valid purpose.

To access the Annual Meeting, please go to https://bankfirstwi.bank/2020annualmeeting.html. This page will include a link to register for the event as well as instructions for accessing the Annual Meeting on Monday, June 8, 2020.

Bank First encourages all shareholders to ask questions and provide comments in advance of the Meeting by contacting our Investor Relations team at (920) 652-3360 or IR@bankfirstwi.bank. The Chairman of the Board of Directors, Michael G. Ansay, Chief Executive Officer and President Michael B. Molepske, and Chief Financial Officer, Kevin M. LeMahieu will make every effort to answer questions and respond to comments during the Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy online, by telephone, or by mail in order to ensure a quorum at the Meeting. If you attend the meeting as a shareholder, you will have the right to revoke your proxy and vote your shares by one of the methods described in the Proxy Statement.

The proxy card or voting instruction form included with the Proxy Statement previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

The Proxy Statement, the Company’s 2019 Annual Report to Shareholders and the Annual Report on Form 10-K can be accessed on www.investorvote.com/BFC or on the Investor Relations page of the Company’s website at www.bankfirstwi.bank. The Company’s SEC filings are also available on the SEC’s website at www.sec.gov.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

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